UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 2, 2020

GOOD HEMP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification No.)

202311 Chartwell Ctr. Dr., Ste. 1469, Cornelius, NC	28031
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective February 28, 2020, Good Hemp, Inc. (the “Company”) entered into a Branding Agreement (the “Branding Agreement”) with Spire Holdings, LLC (“Spire”), pursuant to which the Company will immediately issue Spire 6,000,000 shares of the Company’s common stock (the “Spire Shares”), and Spire will provide the Company (i) 7 primary NASCAR Cup Series No. 77 entry automobile, team and drivers (“Car”) sponsorships, and (ii) 25 associate or secondary sponsorships in connection with the Car, subject to NASCAR and network television approval. Pursuant to the Branding Agreement, Spire will have some antidilution protection and piggyback registration rights with respect to the Spire Shares.

The foregoing description of the terms of the Branding Agreement is qualified by reference to the full text of the Branding Agreement, which is attached hereto as Exhibit 10.1 to, and incorporated by reference in, this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Spire Shares were sold to Spire in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation, and the transaction did not involve a public offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

10.1	Branding Agreement between the Company and Spire Holdings, LLC, effective as of February 28, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD HEMP, INC.

Dated: March 2, 2020	By:	/s/ William Alessi
William Alessi
Chief Executive Officer

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